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                                   EXHIBIT 1

                        OPTION AND STANDSTILL AGREEMENT

           This Option and Standstill Agreement (this "Agreement"), dated as of July 17, 2000, is entered into by and between The Meridian Resource Corporation, a Texas corporation ("TMRC"), and Shell Louisiana Onshore Properties Inc., a Delaware corporation ("SLOPI").

                              W I T N E S S E T H

           WHEREAS, SLOPI owns 12,082,030 shares of common stock, par value $.01 per share, of TMRC ("Common Stock") and 3,982,906 shares of Series A Cumulative Convertible Preferred Stock, par value $1.00 per share, of TMRC ("Preferred Stock");

           WHEREAS, TMRC and SLOPI are parties to the Stock Rights and Restrictions Agreement, dated as of June 30, 1998 (the "Restrictions Agreement");

           WHEREAS, SLOPI wishes to grant to TMRC an option to purchase 6,000,000 shares of the Common Stock held by SLOPI (the "Common Shares") and all of the shares of Preferred Stock held by SLOPI (the "Preferred Shares" and, collectively with the Common Shares, the "Shares") at an aggregate exercise price of $114 million, subject to the terms and conditions set forth herein;

           NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TMRC and SLOPI hereby covenant and agree as follows:

           SECTION 1.DEFINITIONS.

           "AFFILIATE" shall mean, with respect to any specified Person, any other Person, directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, "controlling", "controlled by" and "under common control with") means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and, with respect to a corporation or partnership, control shall mean direct or indirect ownership of more than 50% of the voting stock or general partnership interest or voting interest in any such corporation or partnership.

           "CASH PAYMENT" shall have the meaning set forth in Section 2(a).

           "CLOSING" shall have the meaning set forth in Section 3.

           "CLOSING DATE" shall have the meaning set forth in Section 3.

           "COMMON SHARES" shall have the meaning set forth in the preamble to this Agreement.

           "COMMON STOCK" shall have the meaning set forth in the preamble to this Agreement.

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           "CONSIDERATION SHARES" shall have the meaning set forth in Section
2(b).

           "CONTRIBUTION AND ASSET AGREEMENTS" shall mean, collectively, the Contribution Agreement, dated as of October 1, 1997, by and among Shell Western E&P Inc., a Delaware corporation ("SWEPI"), SLOPI and Louisiana Onshore Properties Inc., a Delaware corporation ("LOPI"); the Contribution Agreement, dated as of October 1, 1997, by and among Shell Onshore Ventures Inc., a Delaware corporation ("SOVI"), SLOPI and LOPI; the Asset Conveyance Agreement, dated as of October 1, 1997, between SWEPI and LOPI; and the Asset Conveyance Agreement, dated as of October 1, 1997, between SOVI and LOPI.

           "DESIGNEE" shall have the meaning set forth in Section 2(c).

           "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

           "EXERCISE NOTICE" shall have the meaning set forth in Section 3.

           "EXISTING REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, date June 30, 1998, by and between TMRC and SLOPI.

           "MERGER AGREEMENT" shall mean the Agreement and Plan of Merger dated as of May 27, 1998, by and among TMRC, SLOPI, LOPI Acquisition Corp., a Delaware corporation, and Louisiana Onshore Properties Inc., a Delaware corporation.

           "NOTICE DATE" shall have the meaning set forth in Section 3.

           "OPTION" shall have the meaning set forth in Section 2(a).

           "OPTION PERIOD" shall have the meaning set forth in Section 2(a).

           "PERSON" shall mean any individual, firm, partnership, association, group (as such term is defined in Section 13(d)(3) of the Exchange Act, as in effect on the date hereof), corporation, trust, business trust or other entity, and includes any successor (by merger or otherwise) of any such entity.

           "PREFERRED SHARES" shall have the meaning set forth in the preamble to this Agreement.

           "PREFERRED STOCK" shall have the meaning set forth in the preamble to this Agreement.

           "REMAINING SHARES" shall have the meaning set forth in Section 4(e).

           "RESTRICTIONS AGREEMENT" shall have the meaning set forth in the preamble to this Agreement.

           "RIGHTS AGREEMENT" shall mean the Rights Agreement, dated as of May 5, 1999, by and between TMRC and American Stock Transfer & Trust Company, as Rights Agent, as such agreement may be amended from time to time.

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           "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

           "SHARES" shall have the meaning set forth in the preamble to this Agreement.

           "SLOPI" shall have the meaning set forth in the preamble to this Agreement.

           "TMRC" shall have the meaning set forth in the preamble to this Agreement.

           SECTION 2.GRANT OF OPTION.

           (a) Subject to the terms and conditions set forth herein, SLOPI hereby grants to TMRC an irrevocable option (the "Option") to purchase, at any time during the period commencing on the date hereof and ending at 3:00 p.m. Central Time on January 31, 2001 (the "Option Period"), all, but not less than all, of the Shares (as may be adjusted as set forth herein) for an aggregate purchase price of $114 million in cash (the "Cash Payment").

           (b) As consideration for the grant of the Option by SLOPI, TMRC shall on the date hereof cause its transfer agent to issue to SLOPI a certificate or certificates representing an aggregate of 1,000,000 newly issued shares of Common Stock (the "Consideration Shares"). The certificate or certificates representing the Consideration Shares shall have printed or typed thereon the restrictive legend set forth in Section 4(d). If SLOPI breaches any provision of this Agreement in any material respect, except for a breach of
Section 8, TMRC shall have the right to direct the transfer agent for the Common Stock to cancel the Consideration Shares on the stock transfer records of TMRC and SLOPI shall promptly return to TMRC the certificate or certificates representing the Consideration Shares. During the period commencing on the date hereof and ending on the earlier of (i) the exercise of the Option and (ii) 3:00 p.m., Houston, Texas time, on January 31, 2001, SLOPI shall not offer, sell or contract to sell, or otherwise transfer, pledge, encumber or dispose of, directly or indirectly, or announce an offering of, any of the Consideration Shares, or any securities convertible into or exchangeable for the Consideration Shares. The Consideration Shares shall not be subject to the provisions of the Restrictions Agreement.

           (c) TMRC shall have the right to designate one or more Persons (each a "Designee") to exercise at Closing all or any part of the Option with respect to the Common Shares on the same terms and conditions as set forth herein. At the Closing, each such Designee shall execute and deliver to SLOPI and TMRC a Stock Purchase Agreement in substantially the form attached hereto as Exhibit A.

           (d) If TMRC exercises its rights under Section 2(c) to designate one or more Designees, TMRC shall indemnify, defend and hold harmless SLOPI, its Affiliates and their respective officers, directors, employees, agents and shareholders (each, an "indemnified party") from and against any claim, loss, damage or liability to the extent that any such claim, loss, damage or liability arises out of or is related to any assertion of misrepresentation of material fact, failure to disclose any material fact, or fraud or deceit of any nature with respect to the sale of Common Shares to any such Designee, except for (i) any assertion of breach of any representation of SLOPI made in Section 2 of the Stock Purchase Agreement attached hereto as

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Exhibit A and (ii) any assertion of breach of any oral or other written representation of SLOPI or any of its Affiliates in connection with the sale of Common Shares to any such Designee. If TMRC exercises its rights under Section 2(c) to designate one or more Designees, SLOPI shall indemnify, defend and hold harmless TMRC, its Affiliates and their respective officers, directors, employees, agents and shareholders (each, an "indemnified party") from and against any claim, loss, damage or liability to the extent that any such claim, loss, damage or liability arises out of or is related to (i) any assertion of breach of any representation of SLOPI made in Section 2 of the Stock Purchase Agreement attached hereto as Exhibit A and (ii) any assertion of breach of any oral or other written representation of SLOPI or any of its Affiliates in connection with the sale of Common Shares to any such Designee. The indemnification under this Section 2(d) shall be in force notwithstanding the negligence of any indemnified party. If the indemnification provided for in this Section 2(d) is unavailable to an indemnified party for any reason, then TMRC and SLOPI shall each contribute to the indemnified party in a proportion as appropriate to reflect the relative benefits to TMRC and to SLOPI from a sale of the Common Shares to a Designee and the relative fault of TMRC and SLOPI. TMRC acknowledges that, except as provided in this Agreement, it has the responsibility to identify any Designee, arrange the sale of Common Shares to such Designee and, except as otherwise specifically provided in Section 2 of the Stock Purchase Agreement, to make any representations, warranties, statements, and disclosures of information to the Designee or to the securities markets generally.

           (e) Notwithstanding anything in this Agreement to the contrary, TMRC and its Designees, if any, may exercise the Option, in whole but not in part, at only one time during the Option Period.

           SECTION 3.NOTICE OF EXERCISE OF OPTION. If TMRC, or TMRC and its Designee or Designees, as the case may be, wish to exercise the Option, TMRC will send to SLOPI a written notice (an "Exercise Notice"; the date of which being herein referred to as the "Notice Date") to that effect, which Exercise Notice shall specify a date not later than the earlier of (x) 20 business days from the Notice Date and (y) January 31, 2001 (the "Closing Date") for the closing of the exercise of the Option (the "Closing") ; provided, however, that if prior notification to or approval of any regulatory authority is required in connection with the Closing and such approval has not yet been obtained, TMRC and SLOPI shall promptly file the required notice or application for approval and shall cooperate in the expeditious filing of such notice or application, and the Closing shall be held as soon as practicable after the date on which, as the case may be, (A) any required notification period has expired or been terminated or (B) any required approval has been obtained, and in either event, any requisite waiting period has expired or been terminated. The Closing shall be held at 9:00 a.m. Central Time at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, on the Closing Date or at such later date as may be necessary so as to comply with the provisions of this
Section 3.

           SECTION 4.EXERCISE OF OPTION; PAYMENT AND DELIVERY OF CERTIFICATES.

           (a) To exercise the Option, TMRC, or TMRC and its Designee or Designees, as the case may be, shall, at the Closing:

                     (i) pay the aggregate Cash Payment to SLOPI in immediately available funds by one or more wire transfers to a bank account designated in writing by SLOPI;

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                     (ii) pay to SLOPI in immediately available funds by wire
                     transfer to a bank account designated in writing by SLOPI any accrued and unpaid dividends payable with respect to the Preferred Shares in accordance with the terms of the Certificate of Designations, Preferences and Rights related to the Preferred Shares;

                     (iii) deliver to SLOPI for each Designee, if any, a Stock Purchase Agreement in substantially the form attached hereto as Exhibit A, executed by TMRC and each such Designee;

                     (iv) execute and deliver to SLOPI a Termination Agreement in substantially the form attached hereto as Exhibit B;

                     (v) execute and deliver to SLOPI a Registration Rights Agreement in substantially the form attached hereto as Exhibit C; and

                     (vi) deliver to SLOPI a certificate dated the Closing Date executed by an officer of TMRC stating that the representations and warranties of TMRC in Section 6 are true and correct as of the Closing Date.

           (b)   At the Closing, SLOPI shall:

                     (i) deliver to TMRC or its Designee or Designees, as the case may be, certificates representing the Shares, which Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever;

                     (ii) if any Designee or Designees exercise any portion of the Option, execute and deliver to TMRC and such Designee or Designees the Stock Purchase Agreement or the Stock Purchase Agreements referred to in Section 4(a)(iv);

                     (iii) execute and deliver to TMRC the Termination Agreement referred to in Section 4(a)(v);

                     (iv) execute and deliver to TMRC the Registration Rights Agreement referred to in Section 4(a)(vi); and

                     (v) deliver to TMRC a certificate dated the Closing Date executed by an officer of SLOPI stating that the representations and warranties of SLOPI in Section 7 are true and correct as of the Closing Date.

           (c) SLOPI acknowledges that, if TMRC exercises the Option, TMRC shall enter into with American Stock Transfer & Trust Company Amendment No. 1 to Rights Agreement in substantially the form attached hereto as Exhibit D, and that thereafter SLOPI shall be subject to the provisions of the Rights Agreement, as so amended.

           (d) Certificates for the Consideration Shares shall have typed or printed thereon a restrictive legend that will read substantially as follows:

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                     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
                     BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE CONVEYED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO RULE 144 UNDER THE ACT, UNLESS THE COMPANY SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED."

It is understood and agreed that the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Consideration Shares have been registered pursuant to the Securities Act, have been sold in reliance on and in accordance with Rule 144 under the Securities Act or SLOPI has delivered to TMRC a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to TMRC and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

           (e) If TMRC, or TMRC and its Designee or Designees, as the case may be, exercises the Option, then at any time after the three month period following the Closing Date, SLOPI may submit to TMRC a certificates or certificates representing the shares of Common Stock held by SLOPI that were acquired pursuant to the Merger Agreement and were not transferred pursuant to the exercise of the Option (the "Remaining Shares"), accompanied by an opinion of counsel in form and substance reasonably satisfactory to TMRC and its counsel to the effect that SLOPI is not, and has not been during the three months preceding the date of such opinion, an "affiliate" of TMRC within the meaning of Rule 144 under the Securities Act. Upon receipt of such opinion and such certificate or certificates for the Remaining Shares, TMRC shall cancel such certificate or certificates and promptly cause to be reissued to SLOPI one or more certificates representing, in the aggregate, the Remaining Shares, such reissued certificate or certificates to be without any restrictive legends thereon.

           SECTION 5.STANDSTILL AND OTHER AGREEMENTS.

           (a) SLOPI agrees that it shall not, during the period commencing on the date hereof and ending on the earlier of (i) the exercise of the Option and
(ii) 3:00 p.m., Houston, Texas time, on January 31, 2001:

                     (I) exercise any of SLOPI's rights under Section 2.4, 2.6 or 2.7of the Restrictions Agreement; or

                     (II) exercise any of SLOPI's rights under the Existing Registration Rights Agreement.

Notwithstanding anything in this Agreement to the contrary, SLOPI shall not be released from any of its obligations under the Restrictions Agreement during the period ending on the earlier of (A) the exercise of the Option and (B) 3:00 p.m., Houston, Texas time, on January 31, 2001,

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except that, in any event, SLOPI shall be permitted to transfer shares of
Common Stock to any person (other than SLOPI or an Affiliate of SLOPI) that shall have commenced a tender or exchange offer for shares of Common Stock in accordance with the rules and regulations of the Exchange Act if, and only if,
(i) the Board of Directors of TMRC shall have publicly recommended that the shareholders of TMRC tender or exchange their shares of Common Stock to such person in connection with such tender or exchange offer or (ii) the Board of Directors of TMRC shall have taken action to exclude the party or parties commencing or proposing the tender or exchange offer from the definition of "Acquiring Person" in Section 1(a) of the Rights Agreement or from the definition of "Person" and "Principal Party" in Section 13(d) of the Rights Agreement.

           (b) Without limiting the foregoing, SLOPI agrees that, except as contemplated by this Agreement, it shall not, during the period commencing on the date hereof and ending on the earlier of (i) the exercise of the Option and
(ii) 3:00 p.m. Central Time on January 31, 2001:

                     (I) acquire, or agree to acquire, offer, seek or propose to acquire (or request permission to do so or to make any proposal in such regards), ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of TMRC or any of the assets or businesses of TMRC (except in transactions in the ordinary course of business) or any securities issued by TMRC or any rights or options to acquire such ownership (including from a third party), or make any public announcement (or request permission to make any such announcement) with respect to any of the foregoing;

                     (II) except with respect to SLOPI's designee on TMRC's board of directors, seek or propose to influence or control in any manner the management or the policies of TMRC or to obtain additional representation on TMRC's board of directors, or solicit, or encourage or in any way participate in, directly or indirectly, the solicitation of, any proxies or consents with respect to any securities of TMRC, or make any proposal or any public announcement with respect to any of the foregoing or request permission to do any of the foregoing with or without conditions;

                     (III) seek or propose any recapitalization, restructuring or other extraordinary transaction with respect to TMRC or any of its businesses;

                     (IV) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing; or

                     (V) take any action that might force TMRC to make a public announcement regarding any of the foregoing.

To the extent any third party contacts SLOPI or, to the knowledge of any officer or director of SLOPI, any of its Affiliates or makes any proposal to SLOPI or, to the knowledge of any officer or director of SLOPI, any of its Affiliates involving any of the matters covered by clauses (I) through (V) above during the period specified in this Section 5(b), SLOPI shall promptly notify TMRC and provide all details to TMRC with respect to the same. SLOPI shall be responsible for any breach of this Section 5(b) by its Affiliates, but TMRC shall be entitled to directly enforce the agreements of SLOPI's Affiliates and to cause SLOPI to enforce such agreements.

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           (c) Effective as of the Closing, SLOPI shall cause the SLOPI designee to resign from TMRC's board of directors, and SLOPI and its Affiliates shall relinquish, for a period of ten years after the Closing, any rights to propose any candidates for election to TMRC's board of directors.

           (d) For a period of ten years following the Closing, SLOPI shall not, and shall cause its Affiliates not to, acquire any additional equity or debt securities or other interests in TMRC or any of TMRC's subsidiaries, unless any such acquisition is approved in advance by the board of directors of TMRC.

           (e) For a period of 90 days following the Closing, SLOPI shall not, and SLOPI and TMRC shall cause their respective Affiliates not to, offer, sell or contract to sell, or otherwise transfer or dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, except that, in any event, any and all of the following shall be permitted:

                     (i) one or more transfers to any Affiliate of SLOPI, provided that prior to any such transfer or transfers each such Affiliate agrees in writing with TMRC to be bound by the same restrictions as are applicable to SLOPI hereunder; or

                     (ii) one or more transfers pursuant to a merger, consolidation or compulsory share exchange, in which TMRC is a constituent corporation and that involves transfers of Common Stock by TMRC shareholders.

           (f) Any attempt by SLOPI or its Affiliates to transfer any shares of Common Stock or Preferred Stock other than in accordance with this Agreement shall be null and void and neither TMRC nor any transfer agent for such securities shall be required to give any effect to such attempted transfer in its stock records.

           SECTION 6.REPRESENTATIONS AND WARRANTIES OF TMRC.

           (a) TMRC has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of TMRC, and no other corporate proceedings on the part of TMRC are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by TMRC, and assuming this Agreement constitutes a valid and binding agreement of SLOPI, this Agreement constitutes a valid and binding agreement of TMRC, enforceable against TMRC in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

           (b) The Consideration Shares, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable and will be delivered free and clear of all liens, claims, security interests, charges and encumbrances, including without limitation any preemptive rights of any shareholder of TMRC.

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           SECTION 7.REPRESENTATIONS AND WARRANTIES OF SLOPI.

           (a) SLOPI has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of SLOPI, and no other corporate proceedings on the part of SLOPI are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SLOPI, and assuming this Agreement constitutes a valid and binding agreement of TMRC, this Agreement constitutes a valid and binding agreement of SLOPI, enforceable against SLOPI in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

           (b) SLOPI has, and will at the Closing convey to TMRC, or TMRC and its Designee or Designees, as the case may be, good and valid title to the Shares, free and clear of any liens, claims, security interests, encumbrances or voting agreements, except with respect to the Restrictions Agreement.

           SECTION 8.SUPPORT FOR OFFERINGS. SLOPI acknowledges that TMRC may offer and sell equity securities, debt securities or a combination thereof, through private placement or pursuant to registration under the Securities Act, a portion of the proceeds of which may be used to fund all or a portion of the Cash Payment. In connection with any such offers or sales, SLOPI hereby agrees at TMRC's specific request to use reasonable efforts, and to cause its Affiliates to use reasonable efforts, to support TMRC in its efforts to consummate the sale of such securities by (a) making appropriate representatives of SLOPI and its Affiliates available to participate in any formal or informal "road show" relating to offers and sales of such securities to discuss, and answer questions regarding, SLOPI's investment in TMRC, the transactions contemplated by this Agreement and appropriate related matters,
(b) making such representatives accessible to TMRC and potential purchasers of such securities to discuss, and answer questions regarding, SLOPI's investment in TMRC, the transactions contemplated by this Agreement and appropriate related matters and (c) reviewing and commenting on the portions of any applicable registration statement, prospectus, offering circular, offering memorandum or similar offering document that relate to SLOPI's investment in TMRC, the transactions contemplated by this Agreement or appropriate related matters. In connection with any such offers or sales, and prior to the delivery of any applicable registration statement, prospectus, offering circular, offering memorandum or similar offering document to potential purchasers, TMRC will provide SLOPI with the opportunity to review and comment on the portions of any such document that relate to SLOPI's investment in TMRC, the transactions contemplated by this Agreement or appropriate related matters. TMRC acknowledges and agrees that it is solely responsible for the preparation and content of any applicable registration statement, prospectus, offering circular, offering memorandum or similar offering document except for any statements provided by SLOPI in writing to TMRC for the express purpose of being included in any such document.

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           SECTION 9.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

           (a) In the event of any changes in the Common Stock by reason of a stock dividend, stock split, reverse stock split, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that TMRC or SLOPI, as the case may be, shall receive upon exercise of the Option the number and class of shares or other securities or property that TMRC or SLOPI, as the case may be, would have received if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

           (b) If TMRC enters into an agreement (i) to consolidate with or merge into any Person, other than SLOPI or one of its Affiliates, and TMRC shall not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than SLOPI or one of its Affiliates, to merge into TMRC and TMRC shall be the continuing or surviving corporation, but in connection with such merger, the shares of Common Stock outstanding immediately prior to the consummation of such merger shall be changed into or exchanged for stock or other securities of TMRC or any other Person or cash or any other property, or the shares of Common Stock outstanding immediately prior to the consummation of such merger will after such merger represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any Person, other than SLOPI or one of its Affiliates, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that TMRC or SLOPI, as the case may be, would have received if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable.

           SECTION 10. MUTUAL RELEASE. In consideration of the promises and the covenants of the parties set forth herein, each of the parties, on its own behalf and, to the full extent permitted by law, on behalf of its respective present and former Affiliates, officers, agents, employees and their insurers, shall, effective upon Closing (if Closing occurs), RELEASE, ACQUIT and FOREVER DISCHARGE the other party and, to the full extent permitted by law, such other party's respective present and former Affiliates, officers, agents, employees and its insurers, from all claims, demands and causes of action of whatever kind, whether class, derivative or individual in nature, in law or in equity, for all existing and future damages, including but not limited to actual damages, exemplary or punitive damages, whether known or unknown, fixed or contingent, pre-judgment and post-judgment interest, and attorneys' fees, arising from or based upon the Merger Agreement. Notwithstanding anything in this Agreement to the contrary, no claims, demands and causes of action that the parties may have against each other based on Sections 9.10 (but ignoring the transactions contemplated by this Agreement), 9.12 and 12.1(c) of the Merger Agreement or under any other agreement, including, without limitation, any of the Contribution and Asset Agreements, are released or discharged pursuant to this Agreement.

           SECTION 11.         MISCELLANEOUS.

           (a) None of the actions of TMRC permitted or contemplated by this Agreement, including but not limited to the exercise of the Option or any public or private offering of debt or equity securities by TMRC during the Option Period, shall be deemed to be a violation of any provision of the Restrictions Agreement or the Existing Registration Rights Agreement, and TMRC shall not be liable to SLOPI for any Deficiency Amount (as such term is defined in the Restrictions Agreement) by virtue of or as a result of the exercise of the Option or any such offerings commenced during the Option Period.

           (b) This Agreement may be amended or any provision hereof waived only by written instrument duly executed by the parties hereto.

           (c) The parties hereto hereby acknowledge that in the event of a breach by either of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any material provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled in equity or at law.

           (d) This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the principles of conflicts of law thereof.

           (e) All notices, requests, demands or other communications required or permitted by this Agreement shall be in writing and effective when received, and delivery shall be made personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight courier or confirmed facsimile transmission, addressed as follows:

                     (i)       If to TMRC:

                               The Meridian Resource Corporation
                               1401 Enclave Parkway, Suite 300
                               Houston, Texas  77077
                               Attention:  Joseph A. Reeves, Jr., Chairman and
                                                    Chief Executive Officer
                               Fax:  (281) 558-5595

                               with a copy to:

                               Fouts & Moore, L.L.P.
                               1300 Post Oak Boulevard, 20th Floor
                               Houston, Texas  77056
                               Attention: Gary A. Messersmith
                               Fax:  (713) 986-7299
                               and a copy to:

                               Fulbright & Jaworski L.L.P.
                               1301 McKinney Street, Suite 5100
                               Houston, Texas  77010
                               Attention:  Charles L. Strauss
                               Fax:  (713) 651-5246

                     (ii)      If to SLOPI:

                               Shell  Louisiana Onshore Properties Inc.
                               P.O. Box 7986
                               Newark, Delaware 19714
                               Attention:  Corporate Secretary

                               with a copy to:

                               Shell Oil Company
                               P.O. Box 2463
                               Houston, Texas 77252
                               Attention: Duane C. King
                               Fax: (713) 241-5362

           (f) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

           (g) Except as otherwise expressly stated herein, this Agreement and the exhibits hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Except as otherwise expressly permitted or contemplated herein, the rights and obligations under this Agreement shall not be assigned by operation of law or otherwise. Nothing in this Agreement shall be construed as prohibiting TMRC from effecting a merger, consolidation or other similar transaction with another entity, provided that (i) the operative terms of this Agreement shall be applied in respect of any such transaction and (ii) under the express terms of such transaction this Agreement will be continued in effect by TMRC or any successor thereto.

           (h) This Agreement shall be binding upon and inure solely to the benefit of each party hereto. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except as expressly otherwise contemplated herein.

           (i) The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

           (j) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                           THE MERIDIAN RESOURCE CORPORATION



                           By:     /s/ Joseph A. Reeves, Jr.
                              ---------------------------------------
                           Name:       Joseph A. Reeves, Jr.
                                -------------------------------------
                           Title:      Chairman and CEO
                                 ------------------------------------

                           SHELL LOUISIANA ONSHORE PROPERTIES INC.


                           By:     /s/ W. van de Vijver
                              ---------------------------------------
                           Name:       W. van de Vivjer
                                -------------------------------------
                           Title:      President and CEO
                                  -----------------------------------

                                                                      EXHIBIT A

                            STOCK PURCHASE AGREEMENT

           This Stock Purchase Agreement (this "Agreement"), dated as of ________, 200__, is entered into by and among The Meridian Resource Corporation, a Texas corporation ("TMRC"), Shell Louisiana Onshore Properties Inc., a Delaware corporation ("SLOPI"), and __________, a _______ [corporation] ("Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

           WHEREAS, SLOPI owns 12,082,030 shares of common stock, par value $.01 per share, of TMRC ("Common Stock") and 3,982,906 shares of Series A Cumulative Convertible Preferred Stock, par value $1.00 per share, of TMRC ("Preferred Stock");

           WHEREAS, TMRC and SLOPI are parties to the Option and Standstill Agreement, dated as of July __, 2000 (the "Option Agreement"), pursuant to which SLOPI granted to TMRC an option (the "Option") to purchase 6,000,000 shares of the Common Stock held by SLOPI and all of the shares of Preferred Stock held by SLOPI, subject to the terms and conditions set forth therein;

           WHEREAS, TMRC has designated Purchaser to be a Designee (as such term is defined in the Option Agreement), and as such Designee, Purchaser wishes to purchase from SLOPI ______ shares of Common Stock (the "Shares") in accordance with the terms and conditions of the Option Agreement and this Agreement;

           NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TMRC, SLOPI and Purchaser hereby covenant and agree as follows:

           SECTION 1.PURCHASE AND SALE OF SHARES.

           (a) Subject to the terms and conditions set forth herein, SLOPI shall sell to Purchaser, and Purchaser shall purchase from SLOPI, at the Closing (as hereinafter defined), the Shares, and, in consideration for the Shares, Purchaser will pay to SLOPI, in immediately available funds by wire transfer to a bank account designated in writing by SLOPI, cash in the amount of
$------------.

           (b) The closing of the sale and purchase of the Shares hereunder (the "Closing") shall be held at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, simultaneously with the exercise of the Option pursuant to the Option Agreement.

           (c) At the Closing, SLOPI shall deliver to Purchaser a certificate or certificates representing the Shares against payment therefor by Purchaser to SLOPI of the aggregate consideration set forth in Section 1(a) hereof. SLOPI shall pay all stamp and other transfer taxes, if any, that may be payable in respect of the sale and delivery of the Shares.

           SECTION 2.REPRESENTATIONS AND WARRANTIES OF SLOPI. SLOPI represents and warrants to TMRC and Purchaser as follows:

           (a) SLOPI (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power to execute, deliver and perform this Agreement and
(iii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

           (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or constitute a default under (i) SLOPI's certificate of incorporation or bylaws, (ii) any agreement, indenture or other instrument to which SLOPI is a party or by which SLOPI or its assets may be bound or (iii) any law, regulation, order, arbitration, award, judgment or decree applicable to SLOPI.

           (c) SLOPI has, and will convey to Purchaser at the Closing, good and valid title to the Shares, free and clear of any liens, claims, security interests, encumbrances or voting agreements.

           (d) There are no actions, suits, proceedings, arbitrations or investigations pending or, to SLOPI's best knowledge, threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against or by SLOPI that seek to or could restrain, prohibit, rescind or declare unlawful, or result in substantial damages in respect of, this Agreement or the performance hereof by SLOPI (including, without limitation, the delivery of the Shares).

           SECTION 3.REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to TMRC and SLOPI as follows:

           (a) Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of ________, (ii) has all requisite corporate power to execute, deliver and perform this Agreement and
(iii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

           (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or constitute a default under (i) Purchaser's certificate of incorporation, bylaws or similar organizational documents, (ii) any agreement, indenture or other instrument to which Purchaser is a party or by which Purchaser or its assets may be bound or (ii) any law, regulation, order, arbitration, award, judgment or decree applicable to Purchaser.

           (c) There are no actions, suits, proceedings, arbitrations or investigations pending or, to Purchaser's best knowledge, threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against or by Purchaser that seek to or could restrain, prohibit, rescind or declare unlawful, or result in substantial damages in respect of, this Agreement or the performance hereof by Purchaser (including, without limitation, the purchase of the Shares).

           SECTION 4.REPRESENTATIONS AND WARRANTIES OF TMRC. TMRC represents and warrants to SLOPI and Purchaser as follows:

           (a) TMRC (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) has all requisite corporate power to execute, deliver and perform this Agreement and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

           (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or constitute a default under (i) TMRC's articles of incorporation or bylaws, (ii) any agreement, indenture or other instrument to which TMRC is a party or by which TMRC or its assets may be bound or (iii) any law, regulation, order, arbitration, award, judgment or decree applicable to TMRC.

           (c) There are no actions, suits, proceedings, arbitrations or investigations pending or, to TMRC's best knowledge, threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against or by TMRC that seek to or could restrain, prohibit, rescind or declare unlawful, or result in substantial damages in respect of, this Agreement or the performance hereof by TMRC.

           (d) The Shares have been duly authorized and are validly issued, fully paid and non-assessable.

           (e) Neither TMRC nor any affiliate of TMRC has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security that is or will be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), or
(ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Shares.

           SECTION 5.RESTRICTIONS ON DISPOSITION OF THE SHARES.

           (a) Purchaser acknowledges that Purchaser is acquiring the Shares pursuant to a transaction exempt from registration under the Securities Act. Purchaser represents and warrants to TMRC and SLOPI and agrees with TMRC and SLOPI that the Shares acquired by Purchaser pursuant to this Agreement are being acquired by Purchaser for investment without any intention of Purchaser making a distribution thereof, or of Purchaser making any sale or other disposition thereof that would be in violation of the Securities Act or any applicable state securities law, and that Purchaser will not dispose of any of the Shares, except in compliance with all provisions of the Securities Act and all other applicable federal and state law regulating the issuance, sale and distribution of securities. Until such time as the Shares are registered pursuant to the provisions of the Securities Act or may be sold without registration in accordance with Rule 144 under the Securities Act, any certificate or certificates representing the Shares delivered pursuant to
Section 1 will bear a legend in substantially the following form:

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE CONVEYED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO RULE 144 UNDER THE ACT, UNLESS THE COMPANY SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED."

TMRC may place stop transfer orders against the registration or transfer of any Shares evidenced by such a certificate or certificates until such time as the requirements of the foregoing are satisfied.

           (b) Purchaser understands that (i) the Shares (A) have not been registered under the Securities Act or any state securities laws, (B) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant Section 4(2) thereof, (C) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws that relate to private offerings and (D) must be held by Purchaser indefinitely, and (ii) Purchaser must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom. Purchaser further understands that such exemptions depend upon, among other things, the bona fide nature of the investment intent of Purchaser expressed herein.

           (c) Purchaser represents and warrants that it has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting Purchaser's interest in connection with the acquisition of the Shares. Purchaser understands that the acquisition of the Shares involves substantial risks and that Purchaser could lose Purchaser's entire investment in the Shares. To the extent deemed necessary by Purchaser, Purchaser has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of purchasing and owning the Shares. Purchaser has the ability to bear the economic risks of Purchaser's investment in TMRC, including a complete loss of the investment, and Purchaser has no need for liquidity in such investment.

           (d) Purchaser represents and warrants that TMRC has furnished Purchaser all publicly available information (or provided Purchaser access to all such information) regarding the business and financial condition of TMRC, its expected plans for future business activities, the attributes of the Shares and the merits and risks of an investment in the Shares that Purchaser has requested or otherwise needs to evaluate the investment in the Shares.

           (e) In making its proposed investment decision, Purchaser represents and warrants that it is relying solely on investigations made by Purchaser and Purchaser's representatives. The offer to sell the Shares was communicated to Purchaser in such a manner that Purchaser was able to ask questions of and receive answers from the management of TMRC concerning the terms and conditions of the proposed transaction and that at no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general or public advertising or solicitation.

           (f) Purchaser acknowledges that TMRC is not under an obligation to register the Shares under the Act or the securities laws of any state. In addition, Purchaser acknowledges that Purchaser has been advised that:

                     THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF ANY REPRESENTATIONS BY TMRC. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     IN MAKING AN INVESTMENT DECISION, PURCHASER MUST RELY ON ITS OWN EXAMINATION OF TMRC AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF ANY REPRESENTATION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASER IS AWARE THAT PURCHASER MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

           (g) Purchaser acknowledges and is aware that there has never been any representation, guarantee or warranty made by TMRC or any officer, director, employee, agent or representative of TMRC, expressly or by implication, (i) as to the approximate or exact length of time that Purchaser will be required to remain an owner of the Shares; (ii) as to the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of this investment; or (iii) that the past performance or experience on the part of TMRC, or any future expectations, will in any way indicate or predict the results of the ownership of Shares or the overall financial performance of TMRC. Purchaser further acknowledges that neither SLOPI nor any person acting on behalf of SLOPI has made any representations or warranties with respect to the Shares or the transactions contemplated hereby, except for those representations and warranties set forth in Section 2 hereof.
           (h) Purchaser agrees to furnish TMRC such other information as TMRC may reasonably request to verify the accuracy of the information contained herein and agrees to notify TMRC immediately of any material change in the information provided herein that occurs prior to TMRC's acceptance of this Stock Purchase Agreement.

           The foregoing representations and warranties and undertakings are made by Purchaser and on behalf of Purchaser with the intent that they be relied upon in determining its suitability as an investor, and Purchaser hereby agrees that such representations and warranties shall survive its purchase of the Shares.

           SECTION 6.MISCELLANEOUS.

           (a) This Agreement may be amended or any provision hereof waived only by written instrument duly executed by the parties hereto.

           (b) All representations and warranties made by the parties hereto in this Agreement shall survive the Closing.

           (c) The parties hereto hereby acknowledge that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any material provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled in equity or at law.

           (d) This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the principles of conflicts of law thereof.

           (e) All notices, requests, demands or other communications required or permitted by this Agreement shall be in writing and effective when received, and delivery shall be made personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight courier or confirmed facsimile transmission, addressed as follows:

                     (i)    If to TMRC:

                            The Meridian Resource Corporation
                            1401 Enclave Parkway, Suite 300
                            Houston, Texas  77077
                            Attention: Joseph A. Reeves, Jr., Chairman and
                                          Chief Executive Officer
                            Fax:  (281) 558-5595

                            with a copy to:

                            Fouts & Moore, L.L.P.
                            1300 Post Oak Boulevard, 20th Floor
                            Houston, Texas  77056
                            Attention: Gary A. Messersmith
                            Fax:  (713) 986-7299

                            and a copy to:

                            Fulbright & Jaworski L.L.P.
                            1301 McKinney Street, Suite 5100
                            Houston, Texas  77010
                            Attention:  Charles L. Strauss
                            Fax:  (713) 651-5246

                     (ii)   If to SLOPI:

                            Shell  Louisiana Onshore Properties Inc.
                            P.O. Box 7986
                            Newark, Delaware 19714
                            Attention:  Corporate Secretary
                            with a copy to:

                            Shell Oil Company
                            P.O. Box 2463
                            Houston, Texas 77252
                            Attention: Duane C. King
                            Fax: (713) 241-5362

                     (iii)  If to Purchaser:

                            Attention: __________________
                            Fax: _______________________

                            with a copy to:

                            Attention: __________________
                            Fax: _______________________

           (f) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

           (g) Except as otherwise expressly stated herein, this Agreement and, to the extent applicable, the Option Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Except as otherwise expressly permitted or contemplated herein, the rights and obligations under this Agreement shall not be assigned by operation of law or otherwise.

           (h) This Agreement shall be binding upon and inure solely to the benefit of each party hereto. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except as expressly otherwise contemplated herein.

           (i) The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

           (j) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              THE MERIDIAN RESOURCE CORPORATION


                              By:___________________________________________
                              Name:_________________________________________
                              Title:________________________________________

                              SHELL LOUISIANA ONSHORE PROPERTIES INC.


                              By:___________________________________________
                              Name:_________________________________________
                              Title:________________________________________

                              [PURCHASER]


                              By:___________________________________________
                              Name:_________________________________________
                              Title:________________________________________

                                                                      EXHIBIT B


                             TERMINATION AGREEMENT

           This Termination Agreement (this "Agreement") by and between The Meridian Resource Corporation, a Texas corporation ("Meridian"), and Shell Louisiana Onshore Properties Inc., a Delaware corporation ("SLOPI"), is entered into this ___ day of _____, 200__.

                              W I T N E S S E T H

           WHEREAS, Meridian and SLOPI entered into that certain Option and Standstill Agreement dated July ___, 2000 (the "Option Agreement");

           WHEREAS, in connection with Meridian's exercise of the Option (as defined in the Option Agreement), Meridian and SLOPI propose to enter into various agreements, including a Registration Rights Agreement dated the date hereof;

           WHEREAS, Meridian and SLOPI entered into that certain Stock Rights and Restrictions Agreement dated June 30, 1998 (the "Stock Rights and Restrictions Agreement"), a copy of which is attached to this Agreement as ANNEX A, and that certain Registration Rights Agreement dated June 30, 1998 (the "1998 Registration Rights Agreement"), a copy of which is attached to this Agreement as ANNEX B; and

           WHEREAS, Meridian and SLOPI desire to terminate the Stock Rights and Restrictions Agreement and the 1998 Registration Rights Agreement upon the closing of the exercise of the Option (the "Effective Time").

           NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

           1. Meridian and SLOPI mutually agree that the Stock Rights and Restrictions Agreement and the 1998 Registration Rights Agreement shall be terminated and canceled and shall be of no further force and effect as of the Effective Time. Meridian and SLOPI mutually agree that Section 2.1(c) of the Stock Rights and Restrictions Agreement will not survive the termination of the Stock Rights and Restrictions Agreement.

           2. This Agreement constitutes the entire understanding and agreement between Meridian and SLOPI with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between them relating to the same subject matter.



                        [SIGNATURES BEGIN ON NEXT PAGE]

           IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement on the date first written above.


                              THE MERIDIAN RESOURCE CORPORATION


                              By:___________________________________________
                              Name:_________________________________________
                              Title:________________________________________

                              SHELL LOUISIANA ONSHORE PROPERTIES INC.


                              By:___________________________________________
                              Name:_________________________________________
                              Title:________________________________________

                                                                      EXHIBIT C

                         REGISTRATION RIGHTS AGREEMENT

           REGISTRATION RIGHTS AGREEMENT, dated _________________, 200__ by and between The Meridian Resource Corporation, a Texas corporation (the "Company"), and Shell Louisiana Onshore Properties Inc., a Delaware corporation ("Security Holder").

                              W I T N E S S E T H:

           WHEREAS, the Company and Security Holder have entered into an Option and Standstill Agreement dated July __, 2000 (the "Option Agreement"), which provides, among other things, for the execution of this Agreement;

           NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Option Agreement the parties hereto agree as follows:

Section 1. Definitions. The terms defined in this Section 1, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified. Terms not defined in this Agreement, and defined in the Option Agreement have the meanings assigned them in the Option Agreement.

           "Agreement" shall mean this Registration Rights Agreement.

           "Commission" shall mean the United States Securities and Exchange Commission.

           "Common Stock" shall mean the Company's authorized Common Stock, par value $0.01 per share.

           "Company" shall mean The Meridian Resource Corporation, a Texas corporation, and any successor corporation by merger, consolidation or otherwise and any parent corporation resulting from the merger or consolidation of the Company with or into a subsidiary of another corporation.

           "Eligible Stock" means the 7,082,030 shares of Common Stock issued in the name of Security Holder, representing all equity shares of the Company beneficially owned by Security Holder after giving effect to the transactions contemplated by the Option Agreement.

           "E&P Company" shall mean a Person that, directly or indirectly, has as one of its material businesses the exploration, development or production of crude oil or natural gas.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

           "Permitted Transferee" shall mean any Person to which Security Holder transfers all, but not a portion, of the Registrable Securities.

           "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

           "Public Offering" shall mean a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act.

           "Registrable Securities" shall mean the Eligible Stock and any shares of Common Stock issued or issuable in respect of such shares by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of the Company. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) disposition of them shall not require registration or qualification of them under the Securities Act or any similar law then in force or compliance with any rule or regulation under the Securities Act or similar law, other than compliance with any holding period required by such rule or regulation, (d) they shall have been otherwise transferred to any Person other than a Permitted Transferee or
(e) they shall have ceased to be outstanding.

           "Registration" shall mean the registration under the Securities Act of Registrable Securities pursuant to either Section 2.A hereof or 2.B hereof.

           "Registration Statement" shall mean a registration statement filed under the Securities Act or a similar document filed pursuant to any other statute then in effect corresponding to the Securities Act.

           "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

           "Security Holder" shall mean Shell Louisiana Onshore Properties Inc., a Delaware corporation, its permitted assigns, or any affiliate thereof holding Common Stock or any successor corporation to any of the foregoing by merger or consolidation or otherwise.

Section 2. Registration Rights.

           1. Demand Registrations. Subject to the provisions of Section 5 in the event of assignment of this Agreement, if the Company shall receive a written request from Security Holder requesting that the Company file a Registration Statement relating to Registrable Securities, the Company will as promptly as practicable prepare and file a Registration Statement and use reasonable best efforts to cause the Registration Statement to become effective; subject, however, to the following provisions:

          (1) the Company shall be required to file no more than an aggregate of two Registration Statements on behalf of Security Holder (or Permitted Transferee in the event of an assignment of this Agreement) pursuant to this Subsection A;

          (2) the Company shall not be obligated (i) to file a requested Registration in the event that the aggregate number of Registrable Securities to be included in such requested Registration is less than

     500,000 shares of the issued and outstanding Common Stock; or (ii) to prepare or file such Registration Statement or an amendment or supplement thereto, and may suspend sales, at any time when the Company reasonably determines (by action of the Company's Board of Directors or an officer duly authorized by the Board of Directors to make such decision) that the filing thereof at the time requested, or the offering of Registrable Securities pursuant thereto, would materially and adversely affect a pending or proposed offering of securities of the Company, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to the Company or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of the Company; provided, however, that such period of sale or distribution shall resume after any such suspension for a number of days necessary to keep such Registration effective for permitted sales thereunder for a term of 90 days. The filing of a Registration Statement, or any amendment or supplement thereto, by the Company may not be deferred, and the sale and distribution of shares may not be suspended, in each case pursuant to the foregoing provisions, for more than 60 days after the abandonment or consummation (or the completion of the distribution of securities in the case of a public offering) of any of the proposals or transactions described therein or, in any event, for more than 120 days during any one year;

          (3) a Registration Statement filed pursuant to a request of Security Holder shall first include all Registrable Securities requested to be included by Security Holder and, only after such inclusion, may, include securities of the Company being sold for the account of the Company; provided, however, that securities to be offered on behalf of the Company will be included in such Registration Statement only to the extent that, in the reasonable opinion of the managing underwriter for the Public Offering of Registrable Securities on behalf of Security Holder, such inclusion will not materially adversely affect the distribution of Registrable Securities on behalf of Security Holder;

          (4) the selection of an underwriter for a Public Offering of Registrable Securities by Security Holder shall be subject to the approval of the Company, which shall not be unreasonably withheld;

          (5) for purposes of paragraph (1) of this Subsection A, if a requested Registration Statement is filed and the Company otherwise complies with its obligations hereunder, but the Registration Statement is withdrawn by Security Holder due to a delay in the offering requested by the Company for a period of more than 15 business days pursuant to paragraph (2) of this Subsection A, then no requested Registration Statement shall be deemed to have been filed; and

          (6) no Other Holder (as defined below) shall be entitled to include securities or piggyback in any Registration demanded by Security Holder.

          2. Incidental/"Piggy-back" Registrations. If the Company at any time proposes to file a Registration Statement (other than a Registration Statement filed pursuant to Subsection A of this Section 2) under the Securities Act relating to a Public Offering of Common Stock to be sold for cash that would permit the registration of Registrable Securities, it will give Security Holder as much advance notice, in writing, as is reasonably practicable under the circumstances, but in any event not less than five days, before the filing with the Commission of such Registration Statement, which notice shall set forth the securities proposed to be registered. The notice shall offer to include in such filing such amount of Registrable Securities as Security Holder may request. If Security Holder wishes to have Registrable Securities registered for sale in the Public Offering pursuant to this Subsection B, it shall advise the Company in writing within 20 days after the date of receipt of such offer from the Company (or such shorter period, but in any event not less than five days, as the Company shall specify in its notice to Security Holder), setting forth the amount of Registrable Securities for which registration is requested. If the managing underwriter of the proposed Public Offering of Common Stock by the Company shall advise the Company in writing that, in the reasonable opinion of the managing underwriter, the distribution of the Registrable Securities requested by Security Holder to be included in the Registration Statement concurrently with securities being registered for sale by the Company would materially adversely affect the distribution of such securities by the Company and Security Holder, then the Company shall so advise Security Holder and the number of securities that are entitled to be included in the registration and underwriting shall be allocated as follows: (i) in the event a Registration Statement is being filed in connection with the exercise of registration rights by a security holder other than Security Holder (an "Other Holder"), all of any Other Holder's shares of Common Stock shall be included in the registration and the remaining number of securities that are entitled to be included in the registration shall be allocated (A) 80% to the Company and any other shareholders (not including the Other Holder or Security Holder) whose shares are to be included in such Registration Statement and (B) 20% to Security Holder, and (ii) in the event the registration is not being filed in connection with the exercise of registration rights of any Other Holder (A) 80% to the Company and any other shareholders (not including Security Holder) whose shares are to be included in such Registration Statement and (B) 20% to Security Holder. If any Person does not agree to the terms of any such underwriting, such Person shall be excluded therefrom by written notice from the Company or the underwriter.

              Nothing contained in this Subsection B shall, however, limit the Company's right to cancel, postpone or withdraw any such registration proposed by the Company for any reason.

              Any obligation of the Company to effect a Registration pursuant to this Subsection B shall be conditioned upon Security Holder entering into an underwriting agreement with the Company and the managing underwriters of the registered offering of the type described in paragraph (10) of Subsection C of this Section 2.

     3. Registration Procedures. If the Company is required by the provisions of Subsection A or Subsection B of this Section 2 to effect the Registration of any of the Registrable Securities under the Securities Act, the Company will, as soon as is reasonably practicable:

               (1) Prepare and file with the Commission a Registration Statement with respect to such securities and use its reasonable best efforts to cause such Registration Statement to become and, subject to paragraph (2) of this Subsection C, remain effective.

               (2) Keep such Registration effective, and the prospectus used in connection therewith current, for a period of 90 days or until

          Security Holder has completed the distribution described in the Registration Statement relating thereto, whichever first occurs (the "Selling Period"); provided, however, that (a) the Selling Period shall be extended for a period of time equal to any period that Security Holder refrains from selling any securities included in such registration pursuant to a suspension under paragraph (2) of Subsection A of this Section 2.

               (3) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and such prospectus current in compliance with
          Section 10 of the Securities Act, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Common Stock covered by such Registration Statement; provided, however, that the Company shall have no obligation under this paragraph (3) after the period required by paragraph (2) of this Subsection C has lapsed.

               (4) Furnish to Security Holder such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus, summary prospectus and prospectus supplement), in conformity with the requirements of the Securities Act, and such other documents, as Security Holder may reasonably require in order to facilitate the public offering, sale or other disposition of the Registrable Securities owned by Security Holder.

               (5) Use reasonable best efforts to register or qualify the Common Stock covered by such Registration Statement under such other securities or blue sky laws of jurisdictions in the United States of America as Security Holder shall reasonably request (excluding however any jurisdiction in which the filing would subject the Company to additional tax liability, and any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration or qualification, which consent would not be required but for this paragraph (5)), and do such other acts and things as may be required to enable Security Holder to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities owned by Security Holder.

               (6) Otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act.

               (7) Immediately notify Security Holder at any time when a prospectus is required to be delivered under the Securities Act within the Selling Period referred to in paragraph (2) of this Subsection C, of the Company becoming aware that the prospectus included in the Registration Statement, or as such prospectus may be amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances then existing, and at the request of Security Holder to promptly prepare and furnish to Security Holder a number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances then existing. In the event the Company shall give any such notice, Security Holder shall immediately suspend use of the prospectus and the Selling Period shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when Security Holder shall have received the copies of such supplemented or amended prospectus.

               (8) In the event that the Company suspends use by Security Holder of a prospectus relating to an offering of Registrable Securities pursuant to a suspension under paragraph (2) of Subsection A of this Section 2, because the Company is conducting negotiations for a material business combination or due to pending material developments or events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver notice in writing to the effect of the foregoing and, upon receipt of such notice, Security Holder shall not use the prospectus, and the Selling Period shall cease to run or will not commence, until Security Holder has received copies of the supplemented or amended prospectus provided for in paragraph (3) of this Subsection C, or until it is advised in writing by the Company that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The Company will use reasonable best efforts to ensure that the use of the prospectus may be resumed, and the Selling Period will commence, as promptly as is practicable and, in any event, promptly after the earlier of (x) public disclosure of such material business combination or pending material development or event sufficient to permit an affiliate of the Company to sell Common Stock or (y) in the judgment of the Company, public disclosure of such material business combination or material development or event would not be prejudicial to the Company.

               (9) Use its reasonable best efforts to list such Registrable Securities on the primary securities exchange or other trading market on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange or other trading market, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement.

               (10) Enter into such agreements (including an underwriting agreement in customary form and containing customary provisions relating to legal opinions and accountants' letters and customary representations and warranties and customary provisions for mutual indemnification and contribution between the Company and the underwriters for Security Holder) and take such other actions as Security Holder may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

               (11) Make available for inspection by Security Holder, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by Security Holder or any such underwriter, all customary financial and other records, customary corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all customary information requested by Security Holder, such underwriter, attorney, accountant or agent, as is reasonably needed in connection with such Registration Statement; provided such parties execute confidentiality agreements reasonably acceptable to the Company.

                    Underwriting discounts and commissions attributable to securities offered on behalf of Security Holder plus the fees and expenses of separate counsel for Security Holder incurred in connection with effecting a Registration pursuant to this Section 2 shall be borne by Security Holder. All other expenses incurred in connection with the Registration Statement shall be borne by the Company.

                    It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 2 in respect of the Registrable Securities that are to be registered at the request of Security Holder that Security Holder shall furnish to the Company such information regarding the securities held by it and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

            4.  Indemnification.

          (1) In the event of any Registration of any Registrable Securities under the Securities Act pursuant to this Section 2, the Company agrees to indemnify and hold harmless Security Holder, its directors, officers and employees, and each other Person, if any, who controls Security Holder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Security Holder or any such director, officer, employee or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which Registrable Securities were registered under the Securities Act at the request of Security Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Security Holder or such director, officer, employee or controlling Person for reasonable legal or any other expenses reasonably incurred by Security Holder or such director, officer, employee or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by Security Holder in writing for use therein; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus if such untrue statement or alleged untrue statement or omission or alleged omission has been the subject of a notice given to Security Holder pursuant to paragraph (7) of Subsection C of this Section 2 if Security Holder after receipt of such notice and prior to the receipt of a corrected prospectus sold a Registrable Security to the Person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security that is the subject thereof from Security Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Security Holder or such director, officer, employee or participating Person or controlling Person, and shall survive the transfer of such securities by Security Holder.

          (2) Security Holder agrees to indemnify and hold harmless the Company, its directors, officers and employees and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, employee or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
     (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which Registrable Securities were registered under the Securities Act at the request of Security Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such alleged untrue statement or alleged omission was made in such Registration Statement, preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company in writing by Security Holder for use therein, and shall reimburse the Company or such director, officer, employee or controlling Person for any reasonable legal or any other expenses reasonably incurred by the Company or such director, officer, employee or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action.

          (3) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Subsection D, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligation under this Subsection D to the extent the indemnifying party is not materially prejudiced by such failure. In case any such action is brought against an indemnified party, the indemnified party shall permit the indemnifying party to assume the defense of such action or proceeding, provided that counsel for the indemnifying party, who shall conduct the defense of such action or proceeding, shall be approved by the indemnified party (whose approval shall not be unreasonably withheld) and the indemnified party may participate in such defense at such indemnified party's expense unless in the opinion of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim that would prevent the indemnifying party's counsel from adequately representing both parties, in which event the indemnifying party shall pay the reasonable fees and expense of separate counsel for the indemnified party. No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

          (4) Indemnification similar to that specified in the preceding paragraphs of this Subsection D shall be given by the Company and Security Holder (with such modifications as shall be appropriate) with respect to liability related to any required registration or other qualification of Registrable Securities under any Federal or state law or regulation of governmental authority other than the Securities Act.

          (5) If the indemnification provided for in this Subsection D is unavailable or insufficient to hold harmless an indemnified party under paragraphs (1) or (2) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraphs (1) or
     (2) above, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Security Holder on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equity considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Security Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and Security Holder agree that it would not be just and equitable if contributions pursuant to this paragraph (5) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this paragraph (5). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (5) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in paragraph (3) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) that is the subject of this paragraph (5). Notwithstanding the provisions of this paragraph (5), in respect of any loss, claim, damage or liability based upon any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact that relates to information other than information supplied by Security Holder, Security Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities offered by it and distributed to the public were offered to the public exceeds the amount of any damages that Security Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this paragraph (5) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this paragraph (5), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in paragraph (3) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party under this paragraph (5) to the extent such omission is not prejudicial.

     5. Public Availability of Information. The Company shall comply with all public information reporting requirements of the Commission, to the extent required from time to time to enable Security Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of Security Holder, the Company will deliver to Security Holder a written statement as to whether it has complied with such requirements.

     6. Supplying Information. The Company shall cooperate with Security Holder in supplying such information as may be necessary for Security Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.

     7. Specific Performance. Each party hereto acknowledges and agrees that each other party hereto would be irreparably harmed and would have no adequate remedy of law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that, in addition to any other remedies by law or in equity that may be available, the parties hereto shall be entitled to obtain temporary and permanent injunctive relief with respect to any breach or threatened breach of, or otherwise obtain specific performance of the covenants and other agreements contained in this Agreement.

     Section 3. Representations and Warranties of the Company. The Company represents and warrants to Security Holder that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of Security Holder, is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity, and except as the enforceability thereof may be limited by considerations of public policy.

     Section 4. Representations and Warranties of Security Holder. Security Holder represents and warrants to the Company that (a) Security Holder is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Security Holder and the consummation by Security Holder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Security Holder and no other corporate proceedings on the part of Security Holder are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by Security Holder and constitutes a valid and binding obligation of Security Holder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against Security Holder in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity, and except as the enforceability thereof may be limited by considerations of public policy.

     Section 5. Assignment. As provided in the next sentence, this Agreement may be assigned by Security Holder, in whole but not in part, in connection with any transfer of all, but not a portion, of the Registrable Securities to a Permitted Transferee except for transfers (i) in a Public Offering or (ii) pursuant to Rule 144 or Rule 145 under the Securities Act. In order for such transferee to be entitled to the benefits of this Agreement and thereby become "Security Holder," such transferee must agree to be bound by this Agreement by executing a counterpart of this Agreement. In the event of an assignment of this Agreement pursuant to this Section 5, notices and requests to and from the Company pursuant to this Agreement shall continue to be made only to and from Security Holder until such time as Security Holder shall otherwise advise the Company in writing from time to time that a transferee-Security Holder will give and receive notices and requests.

                In the event that any such transferee-Security Holder is an E&P Company, then any underwriter for such E&P Company shall have customary access to perform its due diligence obligations with respect to any Registration Statement subject to confidentiality obligations that prohibit the sharing or disclosure of information with such E&P Company, and no such E&P Company shall, by virtue of this Agreement, have access to non-public information of the Company.

                 No transfer or assignment of this Agreement shall increase the number of Registrations that the Company is obligated to make under this Agreement.


     Section 6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or transmitted by telex, telegram or facsimile transmission or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                     (a)       if to Security Holder, to:

                               Shell Louisiana Onshore Properties Inc.
                               P.O. Box 7986
                               Newark, Delaware 19714
                               Attention:  Corporate Secretary

                               with a copy to:

                               Shell Oil Company
                               P.O. Box 2463
                               Houston, Texas 77252
                               Attention:  Duane C. King
                               Fax: 713-241-5362

                     (b)       if to the Company, to:

                               The Meridian Resource Corporation
                               1401 Enclave Parkway, Suite 300
                               Houston, Texas  77077
                               Attention:  Joseph A. Reeves, Jr., Chairman and
                                           Chief Executive Officer
                               Fax:  (281) 558-5595

                               with a copy to:

                               Fouts & Moore, L.L.P.
                               1300 Post Oak Boulevard, 20th Floor
                               Houston, Texas  77056
                               Attention: Gary A. Messersmith
                               Fax:  (713) 986-7299

                               and a copy to:

                               Fulbright & Jaworski L.L.P.
                               1301 McKinney Street, Suite 5100
                               Houston, Texas  77010
                               Attention:  Charles L. Strauss
                               Fax:  (713) 651-5246


     Section 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     Section 8. Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute a single agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their officers thereunto duly authorized.

                              THE MERIDIAN RESOURCE CORPORATION


                              By:___________________________________________
                              Name:_________________________________________
                              Title:________________________________________

                              SHELL LOUISIANA ONSHORE PROPERTIES INC.


                              By:___________________________________________
                              Name:_________________________________________
                              Title:________________________________________

                                                                      EXHIBIT D

===============================================================================




                       THE MERIDIAN RESOURCE CORPORATION



                                      AND



                      AMERICAN STOCK TRANSFER & TRUST CO.



                                  RIGHTS AGENT


                               AMENDMENT NO. 1 TO


                                RIGHTS AGREEMENT



                        DATED AS OF _____________, 200__



===============================================================================

                                AMENDMENT NO. 1
                              TO RIGHTS AGREEMENT

           This Amendment No. 1 dated ______, 200__ (this "Amendment") to the Rights Agreement (the "Agreement") dated as of May 5, 1999, between The Meridian Resource Corporation, a Texas corporation (the "Company"), and American Stock Transfer & Trust Co. (the "Rights Agent").

           The Board of Directors of the Company has authorized various amendments to the Agreement.

           Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

           SECTION 1.CERTAIN DEFINITIONS. For purposes of this Amendment, capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement:

           SECTION 2.AMENDMENT TO THE DEFINITION OF "ACQUIRING PERSON". The definition of "Acquiring Person" contained in Section 1(a) of the Agreement is hereby amended and restated in its entirety as follows:

           "(a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or (iv) any Person holding Common Shares for or pursuant to the terms of any such plan to the extent, and only to the extent, of the Common Shares so held. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding; provided, however, that if a Person becomes the Beneficial Owner of 15% or more of the Common Shares then outstanding by reason of share acquisitions by the Company and shall, after such share acquisitions by the Company, become the Beneficial Owner of any additional Common Shares, then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person", as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement."

           SECTION 3.REMOVAL OF CERTAIN DEFINITIONS. Sections 1(n), 1(o) and 1(p) of the Agreement are deleted in their entirety and Section 1(q) is renumbered to be Section 1(n).

           SECTION 4.AMENDMENT TO SECTION 13(B). Section 13(b) of the Agreement is hereby amended and restated in its entirety as follows:

                     "(b)      "Principal Party" shall mean

                               1.         in the case of any transaction
                                          described in clause (i) or (ii) of
                                          the first sentence of Section 13(a),
                                          the Person that is the issuer of any
                                          securities into which Common Shares
                                          are converted in such transaction,
                                          and if no securities are so issued,
                                          the Person that is the other party to
                                          the transaction; and

                               2.         in the case of any transaction
                                          described in clause (iii) of the
                                          first sentence in Section 13(a), the
                                          Person that is the party receiving
                                          the greatest portion of the assets or
                                          earning power transferred pursuant to
                                          such transaction or transactions;

provided, however, that in any such case, (1) if the securities of such Person are not at such time or have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the securities of which are and have been so registered, "Principal Party" shall mean such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one other Person, the securities of two or more of which are and have been so registered, "Principal Party" shall mean whichever of such other Persons is the issuer of the securities so registered having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more other Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such Person were a "Subsidiary" of both or all of such other Persons and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct and indirect interests in such Person bear to the total of such interests."

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


                              THE MERIDIAN RESOURCE CORPORATION


                              By:___________________________________________
                              Name:_________________________________________
                              Title:________________________________________

                              AMERICAN STOCK TRANSFER & TRUST CO.


                              By:___________________________________________
                              Name:_________________________________________
                              Title:________________________________________